Exhibit 99.1

COMPENSATION DISCUSSION & ANALYSIS

EXECUTIVE SUMMARY

Vistra Energy Corp. (“Vistra Energy”) is a recently formed entity created in connection with its emergence from bankruptcy on October 3, 2016. Throughout 2017, the Vistra Energy Compensation Committee (“Compensation Committee”) took steps to facilitate the transition of Vistra Energy’s compensation practices towards those of a public company and further strengthen the alignment between its executives’ interests and those of its stakeholders in accordance with Vistra Energy’s compensation philosophy. Most notably, in 2017, the Compensation Committee approved Vistra Energy’s first annual equity awards. These awards include stock options, restricted stock units that are subject only to time-vesting conditions (“RSUs”) and restricted stock units that are subject to both time and performance-vesting conditions (“PSUs”). These awards also include extended vesting schedules in order to align the annual grant process with an ongoing first quarter timeline.

Compensation Philosophy

Vistra Energy has a pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk; a significant portion of its executive officers’ compensation is comprised of variable compensation. Vistra Energy’s compensation program is intended to attract and motivate top-talent executive officers as leaders and compensate executive officers appropriately for their contribution to the attainment of Vistra Energy’s financial, operational and strategic objectives. In addition, Vistra Energy believes it is important to retain its top-tier talent and strongly align their interests with Vistra Energy’s stakeholders by emphasizing incentive-based compensation. To achieve the goals of its compensation philosophy, Vistra Energy believes that:

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and stockholder value;

•	the overall compensation program should place an increased emphasis on pay-at-risk with increased responsibility;

•	the overall compensation program should attract, motivate and engage top-talent executive officers to serve in key roles; and

•	an executive officer’s individual compensation level should be based upon an evaluation of the financial and operational performance of that executive officer’s business unit or area of responsibility as well as the executive officer’s individual performance.

2017 Named Executive Officers

Name	Title	Recent Experience

Curtis A. Morgan	President & Chief Executive Officer (“CEO”)	Prior to joining Vistra Energy, he served as the CEO and President of EquiPower Resources Corp., a power generation company, since May 2010.

James A. Burke	EVP & Chief Operating Officer	Prior to joining Vistra Energy, he served as Executive Vice President of the Predecessor since February 2013 and President and Chief Executive of TXU Energy (a subsidiary of Vistra Energy) since August 2005.

J. William Holden	EVP & Chief Financial Officer	Prior to joining Vistra Energy, he served as an EVP and Senior Advisor at The Taffrail Group, LLC, an international strategic-advisory firm, since February 2013. From December 2010 until January 2013, Mr. Holden served as the EVP and CFO of GenOn Energy, Inc.

Scott A. Hudson	SVP & President of Retail	Prior to joining Vistra Energy, he served as Senior Vice President and Chief Operating Officer of TXU Energy (a subsidiary of Vistra Energy) since 2011.

Stephen J. Muscato	SVP	Prior to joining Vistra Energy, he served as Senior Vice President and Chief Commercial Officer of Luminant (a subsidiary of Vistra Energy) since 2011.

These five employees represent Vistra Energy’s Named Executive Officers for 2017 – while this joint proxy statement and prospectus specifically discusses the compensation relating to Vistra Energy’s Named Executive Officers, the practices and programs described herein generally extend more broadly across Vistra Energy’s executive leadership team.

PERFORMANCE OVERVIEW

In this section, Vistra Energy provides highlights of its performance in 2017, reflecting factors considered by the Compensation Committee in assessing variable pay outcomes for the Named Executive Officers.

Pay for Performance

The Compensation Committee designed the majority of Vistra Energy’s Named Executive Officers’ compensation to be linked directly to corporate, business unit (or area of responsibility) and company stock price performance. For example, each Named Executive Officer’s annual performance-based cash bonus is based primarily on the achievement of certain corporate and business unit financial and operational targets, and the annual equity grants made in the fourth quarter of 2017 to the Named Executive Officers were awarded in the form of stock options, RSUs and PSUs.

CEO – Annualized 2017 Targeted Pay Mix	Average Other Named Executive Officers – Annualized 2017 Targeted Pay Mix

Performance Highlights

Highlights of our 2017 performance are summarized below. These, along with other factors detailed in the disclosure, resulted in annual bonus outcomes ranging from 132 to 195% of target.

Vistra Energy’s Executive Annual Incentive Plan (“EAIP”) places the greatest weighting on a combination of adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), total costs, and free cash flow. Together, these metrics show the results of the organization’s focus on achieving business results while exercising discipline in cost decisions. As seen below, Vistra Energy Adjusted EBITDA came close to meeting its target, which was set above the midpoint of guidance to drive performance, while cost management significantly outperformed its target, and adjusted free cash flow exceeded its target as well, collectively contributing to strong incentive plan payouts.

2017 EAIP Performance Summary; Select Metrics	Target	Actual
Vistra Energy Adjusted EBITDA ($ mm)	1,482	1,455
Cost Management ($ mm)	705	640
Adjusted Free Cash Flow ($mm)	817	831

CORPORATE GOVERNANCE PRACTICES

In this section, Vistra Energy provides details of its corporate governance framework, procedures and practices as they relate to Named Executive Officer compensation.

Compensation Committee

Vistra Energy’s Compensation Committee is comprised of two independent directors (Gavin R. Baiera and Jennifer Box), whose primary responsibilities are to:

•	Determine and oversee the compensation program of Vistra Energy, including making recommendations to the board of directors of Vistra Energy (the “Vistra Energy Board”) with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•	Evaluate the performance of Vistra Energy’s executive officers;

•	Approve compensation of Vistra Energy’s executive officers (other than the CEO) based on those evaluations, together with the CEO’s recommendations; and

•	Recommend CEO compensation to the full Vistra Energy Board for approval.

Governance Structure

Vistra Energy Board of Directors

Compensation Committee

WTW – Independent Compensation Consultant

The Compensation Committee’s charter can be found on Vistra Energy’s website at:

https://www.vistraenergy.com/wp-

content/uploads/2016/12/Compensation-Committee-

Charter-2017-01-24-002.pdf

Advisors to the Compensation Committee

Independent Advisors

During 2017, Willis Towers Watson, who advised Vistra Energy’s Predecessor’s Compensation Committee as well, provided ongoing advisory services to Vistra Energy and its Compensation Committee on various aspects of its executive compensation and benefits practices, including, but not limited to, the development of the compensation structure.

In accordance with the Compensation Committee’s charter, the Compensation Committee determined that Willis Towers Watson is sufficiently independent to appropriately advise the Compensation Committee on compensation matters and that its relationship with Willis Towers Watson does not give rise to any conflict of interest. Going forward, the Compensation Committee expects that it will continue to engage compensation consultants when and as appropriate, and will conduct an assessment of consultants’ independence prior to any such engagement.

COMPENSATION PHILOSOPHY

In this section, Vistra Energy provides details of its Named Executive Officer compensation framework, practices and outcomes for 2017.

Compensation Philosophy

Vistra Energy’s compensation program is intended to attract and motivate top-talent executive officers as leaders and compensate executive officers appropriately for their contribution to the attainment of its financial, operational and strategic objectives. In addition, Vistra Energy believes it is important to retain its top tier talent and strongly align their interests with Vistra Energy stakeholders’ interests by emphasizing incentive-based compensation. Vistra Energy utilizes the following elements of compensation to achieve these objectives:

Compensation Element	Summary and Linkage to Philosophy

Base Salary	✓ A fixed element of compensation to provide a stable source of income ✓ Provides market competitive compensation to attract and retain talent

Annual Incentive

✓  A cash-based award that encourages executives to focus on specific corporate, business unit and individual performance goals

✓  Is earned only if threshold financial, operational and/or strategic objectives are met

Stock Options

✓  Rewards long-term stockholder value creation as stock options only provide value when the stock price appreciates

✓  Provides wealth-building opportunity and aligns executives with stockholder interests

Restricted Stock Units	✓ Rewards long-term stockholder value creation ✓ Enhances executive stock ownership and promotes retention

Performance Share Units	✓ Rewards long-term stockholder value creation and encourages executives to focus on long-term performance goals ✓ Emphasizes long-term view with three-year horizon

Benefits	✓ Keeps program competitive and provides protection for executives

Perquisites	✓ Perquisites are limited in amount and use

Compensation Determination Process

Use of Market Data

Vistra Energy establishes target compensation levels that are consistent with market practice and internal equity considerations (including position, responsibility and contribution) relative to base salaries, annual incentives and long-term incentives, as well as with the Compensation Committee’s assessment of the appropriate pay mix for a particular position. In order to gauge the competitiveness of its compensation programs, Vistra Energy reviews compensation practices and pay opportunities from the energy services industry and general industry survey data, as well as from a selection of publicly-traded peer companies. Vistra Energy attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in its relevant labor markets.

Specifically, during 2017, Vistra Energy used information regarding the pay practices of the energy services industry and general industry companies provided by its compensation consultant, regressed to Vistra Energy’s revenue size. Vistra Energy believes that revenue is an appropriate indicator of the size and complexity of an organization, which should be considered in determining compensation levels. The compensation data resulting from this analysis was a significant factor considered by the Compensation Committee with respect to its executive compensation decisions for the Named Executive Officers.

During 2017, Vistra Energy also utilized a compensation peer group as an additional reference point when determining executive compensation. This peer group consisted of a select group of companies that the Compensation Committee believes are representative of the talent market in which Vistra Energy competes. Vistra Energy’s compensation peer group consisted of the following companies for 2017:

The AES Corporation	Calpine Corporation	Dynegy Inc.(1)

Entergy Corporation	FirstEnergy Corp.	NRG Energy, Inc.

PG&E Corporation	Public Service Enterprise Group Incorporated	Talen Energy Corporation (1)

(1)	Starting in 2018, assuming consummation of their respective pending acquisitions, Dynegy and Talen will be excluded from the peer group on an ongoing basis

The Compensation Committee does not target any particular level of total compensation or individual component of compensation against the peer group; rather, the Compensation Committee considers the range of total compensation provided by Vistra Energy’s peers, together with information from published surveys, in determining the appropriate mix and level of total compensation for its executives.

Compensation of the Chief Executive Officer (CEO)

In determining the compensation of the CEO, the Compensation Committee annually follows a thorough and detailed process. At the end of each year, the Compensation Committee reviews a self-assessment prepared by the CEO regarding his performance and the performance of Vistra Energy’s businesses and meets (with and without the CEO) to evaluate and discuss his performance and the performance of Vistra Energy’s businesses.

While the Compensation Committee tries to ensure that a substantial portion of the CEO’s compensation is directly linked to his performance and the performance of Vistra Energy’s businesses, the Compensation Committee also seeks to set his compensation in a manner that is competitive with compensation for similarly performing executive officers with similar responsibilities in companies Vistra Energy considers to be its peers.

As discussed under “Employment Agreements” below, Vistra Energy has entered into an employment agreement with its current CEO, Curtis A. Morgan, which addresses certain elements of his compensation and benefit package.

Compensation of Other Named Executive Officers

In determining the compensation of each of Vistra Energy’s Named Executive Officers (other than the CEO), the Compensation Committee seeks the input of the CEO. At the end of each year, the CEO reviews a self-assessment prepared by each Named Executive Officer and assesses the Named Executive Officer’s performance against business unit (or area of responsibility) and individual goals and objectives. The Compensation Committee and the CEO then review the CEO’s assessments of such Named Executive Officers and, in that context, the Compensation Committee approves the compensation for each Named Executive Officer.

Role of the Compensation Consultant

To add rigor in the review process and to inform the Compensation Committee of market trends, the Compensation Committee engages the services of Willis Towers Watson, an independent executive compensation consultant, to analyze Vistra Energy’s executive compensation structure and plan designs and to assess whether the compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of stockholders. Willis Towers Watson may also directly provide the Compensation Committee with market data, which the Compensation Committee references when determining compensation for executive officers. The Compensation Committee has authorized Willis Towers Watson to interact with Vistra Energy’s management, as needed, on behalf of the Compensation Committee. Willis Towers Watson does not provide any other services to Vistra Energy outside of matters pertaining to executive and director compensation and related corporate governance matters.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, Willis Towers Watson to ensure executive compensation consulting independence.

Base Salary

Vistra Energy believes that base salary should consider the scope and complexity of an executive officer’s position and the level of responsibility required to perform his or her job. It also believes that a competitive level of base salary is required to attract, motivate and retain qualified talent. Vistra Energy wants to ensure its cash compensation is competitive and sufficient to incent executive officers to remain with us, recognizing its high-performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives.

The Compensation Committee regularly reviews base salaries and periodically uses independent compensation consultants to ensure the base salaries are market-competitive. The Compensation Committee may also review an executive officer’s base salary from time to time during a year, including if the executive officer is given a promotion or if his or her responsibilities are significantly modified.

The following table provides detail on the base salaries of Vistra Energy’s Named Executive Officers. Base salaries for Messrs. Morgan, Burke and Holden were initially set by their employment agreements, and base salaries for Messrs. Hudson and Muscato were determined based on market data and role and responsibilities. Subject to the Employment Agreements with Messrs. Morgan, Burke and Holden, which are described under “Employment Agreements” below, the Compensation Committee may change the base salaries for all of the Named Executive Officers at any time based on updated market data, updated roles and responsibilities and the CEO’s recommendation. Board approval is required to change the base salary for Mr. Morgan.

2017 Base Salaries

Name	2017 Salary
Curtis A. Morgan	$950,000
James A. Burke	$750,000
J. William Holden	$590,000
Scott A. Hudson	$500,000
Stephen J. Muscato	$500,000

Annual Incentive Plan

Summary

The EAIP provides an annual performance-based cash bonus for the successful attainment of certain financial and operational performance targets that are established annually by the Compensation Committee. Under the terms of the EAIP, performance against these targets, which are set at challenging levels to incentivize exceptional performance (while at the same time balancing the needs for safety and investment in Vistra Energy’s business), drives bonus funding.

Performance Framework

As a general matter, target-level performance is based on Vistra Energy’s board-approved financial and operational plan (the “Financial Plan”) for each upcoming year. The Compensation Committee sets high expectations for Vistra Energy’s executive officers and therefore annually selects a target performance level that constitutes above average performance for the business, which the Compensation Committee expects the business to achieve during the upcoming year. Threshold and superior levels are for performance levels that are below or above Financial Plan-based expectations, respectively. Based on the level of attainment of these performance targets, an aggregate EAIP funding percentage amount for all participants is determined.

Target Opportunity (as a % of Salary)

Performance payouts on financial metrics are equal to, for any particular metric, 100% if the target amount is achieved, 50% if the threshold amount is achieved and 200% if the superior amount is achieved.

Actual performance payouts are interpolated on a linear basis, as applicable, with a maximum performance payout for any particular metric being equal to 200%. These results are then adjusted by an individual performance modifier as described below.

2017 Annual Incentive Plan Target Opportunities	Target%(1)
Morgan – Chief Executive Officer	100%
Burke – EVP & Chief Operating Officer	90%
Holden – EVP & Chief Financial Officer	90%
Hudson – SVP & President of Retail	75%
Muscato – SVP	75%

(1)	Described as a percentage of base salary

Financial and Operational Performance Targets for 2017

The following table provides a summary (including relevant weighting) of the performance targets under the EAIP for Vistra Energy’s Named Executive Officers:

Named Executive Officer Vistra Scorecard Metrics	Weight	Target	Performance	Payout
Vistra Energy Adjusted EBITDA ($ mm)	20%	1,482	1,455	18%
Cost Management ($ mm)	20%	705	640	40%
Adjusted Free Cash Flow ($ mm)	20%	817	831	23%
Luminant Operational and Financial Metrics (%)	20%	100%	126%	25%
TXU Energy Operational and Financial Metrics (%)	20%	100%	120%	24%

Total	100%			130%

Vistra Energy focuses the majority of its metrics on financial parameters that align with shareholder value: Adjusted EBITDA, Cost Management, and Adjusted Free Cash Flow. Vistra Energy performed well against each of these metrics in 2017. The target for Adjusted EBITDA was set above the midpoint of guidance in order to drive strong performance. The organization took a disciplined approach to maximizing the combination of these three key metrics. In addition to the Vistra Energy financial metrics, the Compensation Committee set goals to ensure that the management team was continuing to drive the performance of each of the key business units, Luminant and TXU Energy. The Luminant Operational and Financial Metrics consist of core processes that lead to consistent and safe operations while also driving the Luminant portion of the Vistra Energy financial metrics. TXU Energy Operational and Financial Metrics focus on core customer operations that drive both high customer satisfaction and high performance of the TXU Energy portion of the Vistra Energy Financial metrics.

Individual Performance Modifier

After approving actual performance against the applicable targets under the EAIP, and on a basis independent of such target performance calculations, the Compensation Committee and the CEO review the performance of each of Vistra Energy’s executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, as determined by the Compensation Committee in its sole discretion, including the CEO’s recommendations (with respect to all executive officers other than himself), the Compensation Committee approves an individual performance modifier for each executive officer.

Under the terms of the EAIP, the individual performance modifier can range from an outstanding rating (150%) to an unacceptable rating (0%). To calculate an executive officer’s final annual cash incentive bonus, the executive officer’s corporate/business unit payout percentages are multiplied by the executive officer’s target incentive level, which is computed as a percentage of annualized base salary, and then by the executive officer’s individual performance modifier, subject to the aggregate cap of 200% of such executive officer’s target bonus for executives under employment agreements.

Actual Awards

The following table provides a summary of the 2017 performance-based cash bonus for each Named Executive Officer under the EAIP, and the discussion below highlights the key factors used in determining the awards. Vistra Energy paid 80% of the target bonus percentage to Named Executive Officers in December 2017 in anticipation of tax law changes that would impact deductions for executive compensation. Vistra Energy chose 80% based on a conservative review of projected year-end results and the fact that the Compensation Committee had not yet reviewed the recommendations for individual performance modifiers for the Named Executive Officers. The Compensation Committee and Vistra Energy Board (as applicable) have now certified financial results for 2017 and approved the individual performance modifiers for all Named Executive Officers. All of our Named Executive Officers earned in excess of 100% of their respective target bonuses and will be paid the additional earned amounts (the amounts in excess of 80% of their respective target bonuses previously paid) in March 2018.

Mr. Morgan led the Vistra Energy organization through a transformational year in 2017. Key CCGT acquisitions were made in the first half of the year, plant closure decisions were made in the second half of the year, and the Dynegy merger was announced in the fourth quarter, as well. While the generation business was transforming, the retail business continued to deliver strong performance. Throughout the year, Mr. Morgan continued to develop a strong team environment for high performance and consistent decision-making. Given these and other significant achievements, the Vistra Energy Board approved an individual performance modifier that increased Mr. Morgan’s incentive award.

Mr. Burke played a key role in all of the decisions around the generation fleet in 2017. The generation fleet had record-setting safety performance while implementing operational performance improvements across the fleet. The analysis that led to the announcement of plant and mine closures in 2017 positioned the fleet for a strong 2018. The retail business had another strong year in 2017, including both financial performance and customer satisfaction ratings. In addition, he continued to lead the retail organization to continued strong market share and innovation. Given these and other significant achievements, the Compensation Committee approved an individual performance modifier that increased Mr. Burke’s incentive award.

Mr. Holden also played a key role in the mergers and acquisitions activity conducted in 2017, while leading the finance organization and interfacing with external stockholders. Mr. Holden led the effort to develop key investor relations initiatives supporting the decisions to close power plants and to merge with Dynegy. Given these and other significant achievements, the Compensation Committee approved an individual performance modifier that increased Mr. Holden’s incentive award.

Mr. Hudson continued to drive performance in the competitive ERCOT retail market. The retail business continues to deliver market leading customer service and market leading innovation. The retail business delivered strong financial results in a continuously strong competitive market. Given these and other significant achievements, the Compensation Committee approved an individual performance modifier that increased Mr. Hudson’s incentive award.

Mr. Muscato led the commercial organization to a strong year. The commercial team supported the generation fleet and retail business and identified key market dynamics to drive value. Given these and other significant achievements, the Compensation Committee approved an individual performance modifier that increased Mr. Muscato’s incentive award.

Name	Target (% of salary)	Target Award ($ Value)	Actual Award ($)
Curtis A. Morgan	100%	950,000	$1,858,058
James A. Burke	90%	675,000	$1,093,000
J. William Holden	90%	531,000	$700,300
Scott A. Hudson	75%	375,000	$605,000
Stephen J. Muscato	75%	375,000	$605,000

Long-Term Incentive Plan

The Vistra Energy Board awarded its first annual equity grants to Vistra Energy’s Named Executive Officers in the fourth quarter of 2017. Based on market data and consultations with Willis Towers Watson, the target mix of each Named Executive Officer’s equity award was allocated as follows: 45% in PSUs, 30% in RSUs and the remaining 25% in stock options.

These awards were intended to serve as a retention and motivational tool and align the interests of Vistra Energy’s executive officers with the interests of Vistra Energy’s stockholders. Award sizes were determined based on an evaluation of internal pay equity, and compensation levels for comparable positions among peer companies, the energy services industry and general industry. The award values were benchmarked against overall market data and proxy data from Vistra Energy’s peer group. The vesting schedules for these October 2017 grants were extended approximately five months in order to better align future grants and vesting schedules with a traditional first quarter grant date timeline. The awards fully vest in March 2021.

Awards Granted in 2017

2017 Equity Grants	Total Grant Value
Morgan – Chief Executive Officer	$5,000,000
Burke – EVP & Chief Operating Officer	$2,100,000
Holden – EVP & Chief Financial Officer	$1,250,000
Hudson – SVP & President of Retail	$1,000,000
Muscato – SVP	$1,000,000

Performance Share Units (45% of 2017 Equity Grants)

45% of the targeted equity value was granted in the form of PSUs that vest based on performance over a three-year period. The initial metric approved for the PSUs was achieving positive net income in 2017. This metric was set for purposes of satisfying Section 162(m) of the Code. In the first quarter of 2018, the Compensation Committee approved final metrics for the PSUs. As seen below, these metrics include Adjusted EBITDA, a metric to be set each year but measured based on cumulative three-year outcome; Generation Availability Index, a metric set each year but measured based on a three-year performance average target of 100%; and Retail Performance Index, a metric set each year but measured based on a three-year performance average target of 100%.

Performance Share Units Metrics Summary	Weight
Vistra Energy Adjusted EBITDA ($ mm)	70%
Generation Availability Index (%)	15%
Retail Performance Index (%)	15%

Total	100%

The Compensation Committee believes these metrics will focus the Vistra Energy management team on long-term shareholder value creation and the development of a sustainable high performing business.

Restricted Stock Units (30% of 2017 Equity Grants)

30% of the targeted value was granted in the form of RSUs that vest ratably over a three-year period (with an extended vesting schedule for 2017 grants). The number of RSUs awarded to each executive was determined by dividing the targeted RSU value for each executive by the closing price of Vistra Energy Common Stock on the grant date as reported on the New York Stock Exchange (“NYSE”) in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”).

Stock Options (25% of 2017 Equity Grants)

25% of the targeted equity value was granted in the form of non-qualified stock options that vest ratably over a three-year period (with an extended vesting schedule for 2017 grants) and expire after 10 years. The exercise price of each option was the closing price of Vistra Energy Common Stock on the date of grant as reported on the NYSE. The number of options granted was determined by dividing the targeted stock option value for each executive by the value of each option, which was computed using the Black-Scholes option-pricing model using the same assumptions that Vistra Energy uses in calculating the compensation expense attributable to such grants under ASC 718.

2017 Equity Awards

The values included in the following table reflect the fair value of such equity awards as of the grant date.

Name	# of Stock Options	Stock Option Value ($)	# of RSUs	RSU Value ($)	# of PSUs	PSU Value ($)	Total Value ($)
Curtis A. Morgan	206,270	$1,250,000	79,365	$1,500,000	119,047	$2,250,000	$5,000,000
James A. Burke	86,633	$525,000	33,333	$630,000	50,000	$945,000	$2,100,000
J. William Holden	51,567	$312,500	19,841	$375,000	29,761	$562,500	$1,250,000
Scott A. Hudson	41,254	$250,000	21,164	$400,000	18,518	$350,000	$1,000,000
Stephen J. Muscato	41,254	$250,000	21,164	$400,000	18,518	$350,000	$1,000,000

Future Equity Awards

In the future, the Compensation Committee may provide additional grants and forms of equity to drive certain aspects of Vistra Energy’s operating and financial performance as the Compensation Committee sees fit, and as supported by market data and the executive’s performance. The Compensation Committee believes that long-term incentive compensation is an important component of Vistra Energy’s compensation program because it has the potential for retaining and motivating executives, aligning executives’ financial interests with the interests of stockholders, and rewarding the achievement of Vistra Energy’s long-term strategic and financial goals.

Benefits and Perquisites

Benefits

Vistra Energy’s executive officers generally have the opportunity to participate in certain of Vistra Energy’s broad-based employee compensation plans, including Vistra Energy’s Thrift (401(k)) Plan (the “Thrift Plan”), and health and welfare plans. Please refer to the footnotes to the Summary Compensation Table below.

Perquisites

Vistra Energy provided its executives with certain perquisites, including financial planning services, during 2017.

Employment Arrangements and Severance Benefits

Vistra Energy has entered into employment agreements with Mr. Morgan, Mr. Burke and Mr. Holden. Each of the employment agreements provides that certain payments and benefits will be paid upon the expiration of the agreement or an earlier termination of the Named Executive Officer’s employment under various circumstances, including a termination without cause, a resignation for good reason and a qualifying termination of employment within a fixed period of time following a change in control of Vistra Energy.

In addition, Mr. Hudson and Mr. Muscato are participants in Vistra Energy’s Executive Severance Plan (the “Severance Plan”) and Executive Change in Control Policy (the “Change in Control Policy”). The Severance Plan provides certain severance benefits to Vistra Energy’s executive officers and other qualified employees upon the employee’s termination under various circumstances, including a termination without cause and a resignation for good reason. The Change in Control Policy provides certain severance benefits to Vistra Energy’s executive officers and other qualified employees upon the employee’s termination of employment within a fixed period of time following a change in control of Vistra Energy.

The change in control severance benefits for our Named Executive Officers include a “double trigger” provision, which requires both (a) a change in control of Vistra Energy and (b) a termination of employment before any applicable Named Executive Officer is entitled to receive any severance payment.

Vistra Energy believes that these provisions are important in order to attract, motivate and retain the caliber of executive officers that its business requires and provide incentive for its executive officers to fully consider potential changes that are in Vistra Energy’s and its stockholders’ best interests, even if such changes could result in the executive officers’ termination of employment.

Other Compensation Policies

Insider Trading Policy

Under Vistra Energy’s insider trading policy, members of the Vistra Energy Board and all of Vistra Energy’s officers and employees shall not engage in any derivative transactions involving any securities of Vistra Energy, including, hedging transactions, pledges of Vistra Energy securities as collateral or short sales thereof.

Accounting, Tax and Other Considerations

Accounting Considerations

Vistra Energy follows ASC 718 for its stock-based compensation awards, and the compensation that it pays to its executives is expensed in Vistra Energy’s financial statements as required by U.S. GAAP.

As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, executive compensation.

Income Tax Considerations

Given changes to 162(m) of the Code effective in 2018, even though Vistra Energy’s full year-end performance review and bonus process had not yet been completed, it paid 80% of target bonuses for the Named Executive Officers in December of 2017. The remaining amounts due are being paid through the annual process that yielded the total payments described earlier.

Risk Assessment

Vistra Energy’s management team annually initiates Vistra Energy’s internal risk review and assessment process for Vistra Energy’s compensation policies and practices by assessing, among other things: (1) the mix of cash and equity payouts at various compensation levels; (2) the performance time horizons used by Vistra Energy’s plans; (3) the use of multiple financial and operational performance metrics that are readily monitored and reviewed; (4) the incorporation of both operational and financial goals and individual performance modifiers; (5) the inclusion of maximum caps and other plan-based mitigants on the amount of its awards; and (6) multiple levels of review and approval of awards (including approval of the Compensation Committee with respect to awards to executive officers and awards to other employees that exceed monetary thresholds). Following their assessment, Vistra Energy’s management team prepares a report, which is provided to the Compensation Committee for review. The Compensation Committee reviews the report and provides it to the Audit Committee. Vistra Energy management and the Compensation Committee have determined that the risks arising from Vistra Energy’s compensation policies and practices are not reasonably likely to have a material adverse effect on Vistra Energy.

Say-on-Pay Vote

In May 2017, Vistra Energy’s stockholders were asked to approve, on an advisory basis, Vistra Energy’s 2016 executive compensation programs. A substantial majority (99.9%) of the votes cast on the “say-on-pay” advisory proposal at that meeting were voted in favor of the proposal. The “say-on-pay” advisory vote serves as a tool to guide the Vistra Energy Board and the Compensation Committee in ensuring alignment of Vistra Energy’s executive compensation programs with stockholder interests. The Compensation Committee believes that these results reaffirm Vistra Energy’s stockholders’ support of Vistra Energy’s approach to executive compensation. The Compensation Committee will continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and believes it is critical to maintain and continually develop this program to promote ongoing stockholder engagement, communication and transparency.

Compensation Committee Interlocks and Insider Participation

None of Vistra Energy’s directors who currently serve, or during the past year have served, as members of the Compensation Committee is, or has, at any time, been one of Vistra Energy’s officers or employees. None of Vistra Energy’s executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Vistra Energy Board or Vistra Energy’s Compensation Committee.

Summary Compensation Table—2017

The following table provides information for the period from October 3, 2016 – December 31, 2016 (the “2016 Stub Period”) and the fiscal year ended December 31, 2017 regarding the aggregate compensation paid to Vistra Energy’s Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation ($)	All Other Compensation ($)(5)	Total ($)
Curtis A. Morgan President and Chief Executive Officer	2017 2016	950,000 233,846	— —	3,750,000 2,500,000	1,250,000 2,500,000	1,858,058 1,900,000	— —	226,095 17,056	8,034,153 7,150,902
James A. Burke EVP and Chief Operating Officer	2017 2016	750,000 184,615	— 1,000,000	1,575,000 2,000,000	525,000 2,000,000	1,093,000 1,228,907	— —	26,570 2,529	3,969,570 6,416,051
J. William Holden EVP and Chief Financial Officer	2017 2016	590,000 45,385	— 150,000	937,500 1,250,000	312,500 1,250,000	700,300 —	— —	110,009 3,166	2,650,309 2,698,551
Scott A. Hudson SVP & President TXU Energy	2017 2016	475,769 113,767	— —	750,000 500,000	250,000 500,000	605,000 620,825	— —	26,802 —	2,107,571 1,734,592
Stephen J. Muscato SVP and Chief Commercial Officer	2017 2016	475,769 116,346	— 100,000	750,000 500,000	250,000 500,000	605,000 541,590	— —	16,200 —	2,096,969 1,757,936

(1)	The amounts reported in this column for Mr. Burke and Mr. Muscato represent discretionary cash bonuses that each Named Executive Officer earned in 2016. The amount reported in this column for Mr. Holden is an agreed upon amount pursuant to his Employment Agreement that was paid in lieu of EAIP for 2016.
(2)	The amounts reported as “Stock Awards” represent the aggregate grant date fair value (as computed in accordance with ASC 718, using the assumptions discussed in Note 18 to the Vistra Energy Corp. Consolidated Financial Statements included in Vistra Energy’s annual report on Form 10-K filed on February 26, 2018 (the “Consolidated Financial Statements”)) of certain RSUs and PSUs that were granted to the Named Executive Officers.
(3)	The amounts reported as “Option Awards” represent the grant date fair value (as computed in accordance with ASC 718, using the assumptions discussed in Note 18 to the Consolidated Financial Statements) of certain stock options that were granted to the Named Executive Officers.
(4)	The amounts reported as “Non-Equity Incentive Plan Compensation” were earned by the respective Named Executive Officers under the EAIP.
(5)	The amounts for 2017 reported as “All Other Compensation” are attributable to the Named Executive Officer’s receipt of compensation as described in the following table:

Name	Matching Contribution to Thrift Plan(a)	Financial Planning(b)	Executive Physical(c)	Relocation Expenses(d)	Spousal Travel(e)	Total
Curtis A. Morgan	16,200	12,401	3,760	193,734	—	226,095
James A. Burke	16,200	10,370	—	—	—	26,570
J. William Holden	16,200	—	4,681	89,128	—	110,009
Scott A. Hudson	16,200	—	—	—	10,602	26,802
Stephen J. Muscato	16,200	—	—	—	—	16,200

For purposes of preparing this table, all perquisites are valued on the basis of the actual cost to Vistra Energy.

(a)	Vistra Energy’s Thrift Plan allows participating employees to contribute a portion of their regular salary or wages to the plan. Under the Thrift Plan, Vistra Energy matches a portion of an employee’s contributions. This matching contribution is 100% of each Named Executive Officer’s contribution, not to exceed 6% of the Named Executive Officer’s salary (with the salary capped at the annual IRS compensation limit). All matching contributions are invested in Thrift Plan investments as directed by the participant.
(b)	Vistra Energy offers to pay for its executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which Vistra Energy considers especially important given the high level of time commitment and performance expectation required of its executive officers. Furthermore, Vistra Energy believes that such service helps ensure greater accuracy and compliance with individual tax regulations by its executive officers.
(c)	The amounts received by Mr. Morgan and Mr. Holden include expenses related to medical examinations.
(d)	The amounts received by Mr. Morgan include moving expenses related to his relocation and costs incurred in the sale of a home under Vistra Energy’s US Domestic Relocation Policy whereby Vistra Energy purchased Mr. Morgan’s home at appraised value. Any incremental cost on the sale of the home by Vistra Energy will be disclosed subsequently in the year in which the sale occurs. The amounts received by Mr. Holden include moving expenses related to his relocation.
(e)	The amount received by Mr. Hudson includes taxable spousal travel expenses.

Grants of Plan-Based Awards – 2017

The following table sets forth information regarding grants of compensatory awards to the Named Executive Officers for 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Numbers of Shares of Stock or Units (#) (3)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Approval/ Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Curtis A. Morgan	10/03/17	—	—	—	59,523	119,047	238,094	—	—	—	2,250,000
	10/03/17	—	—	—	—	—	—	79,365	—	—	1,500,000
	10/03/17	—	—	—	—	—	—	—	206,270	18.90	1,250,000
	12/19/16	—	950,000	1,900,000	—	—	—	—	—	—	—

James A. Burke	10/03/17	—	—	—	25,000	50,000	100,000	—	—	—	945,000
	10/03/17	—	—	—	—	—	—	33,333	—	—	630,000
	10/03/17	—	—	—	—	—	—	—	86,633	18.90	525,000
	12/19/16	—	675,000	1,350,000	—	—	—	—	—	—	—

J. William Holden	10/03/17	—	—	—	14,880	29,761	59,522	—	—	—	562,500
	10/03/17	—	—	—	—	—	—	19,841	—	—	375,000
	10/03/17	—	—	—	—	—	—	—	51,567	18.90	312,500
	12/19/16	—	531,000	1,062,000	—	—	—	—	—	—	—

Scott A. Hudson	10/03/17	—	—	—	9,259	18,518	37,036	—	—	—	350,000
	10/03/17	—	—	—	—	—	—	21,164	—	—	400,000
	10/03/17	—	—	—	—	—	—	—	41,254	18.90	250,000
	12/19/16	—	375,000	—	—	—	—	—	—	—	—

Stephen J. Muscato	10/03/17	—	—	—	9,259	18,518	37,036	—	—	—	350,000
	10/03/17	—	—	—	—	—	—	21,164	—	—	400,000
	10/03/17	—	—	—	—	—	—	—	41,254	18.90	250,000
	12/19/16	—	375,000	—	—	—	—	—	—	—	—

(1)	Represents the target and maximum amounts (where applicable) available under the EAIP for 2017 for each Named Executive Officer. Each payment is reported in the Summary Compensation Table in the year earned under the heading “Non-Equity Incentive Plan Compensation,” and is described above under the section entitled “Annual Incentive Plan”.
(2)	Represents the threshold, target and maximum amounts of PSUs granted on October 3, 2017. As described in further detail under the section entitled “Long-Term Incentive Plan”, the PSUs require performance goals to be attained over a three-year period scheduled to end on March 31, 2021. The PSUs are payable, if performance criteria are met, in common stock.
(3)	Represents the RSUs granted in 2017.
(4)	The stock options have an exercise price per share equal to the closing price of Vistra Energy Common Stock as reported on the NYSE on the date of grant.
(5)	Represents the grant date fair value of the awards computed in accordance with ASC 718, using the assumptions discussed in Note 18 to the Consolidated Financial Statements.

For a discussion of certain material terms of the employment agreements with certain Named Executive Officers, please see “Compensation Philosophy” and “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End – 2017

The following table sets forth information regarding outstanding equity awards to the Named Executive Officers at fiscal year-end for 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)(1)
Curtis A. Morgan	131,578	(3)	394,738	(3)	14.03	10/11/2026	—		—		—	—
	—		206,270	(4)	18.90	3/31/2028	—		—		—	—
	—		—		—	—	114,679	(3)	2,100,923	(3)	—	—
	—		—		—	—	79,365	(4)	1,453,967	(4)	—	—
	—		—		—	—	—		—		119,047	2,180,941
James A. Burke	105,263	(3)	315,790	(3)	14.03	10/11/2026	—		—		—	—
	—		86,633	(4)	18.90	3/31/2028	—		—		—	—
	—		—		—	—	91,743	(3)	1,680,735	(3)	—	—
	—		—		—	—	33,333	(4)	610,661	(4)	—	—
	—		—		—	—	—		—		50,000	916,000
J. William Holden	70,383	(5)	211,149	(5)	12.13	12/05/2026	—		—		—	—
	—		51,567	(4)	18.90	3/31/2028	—		—		—	—
	—		—		—	—	64,879	(5)	1,188,583	(5)	—	—
	—		—		—	—	19,841	(4)	363,487	(4)	—	—
	—		—		—	—	—		—		29,761	545,222
Scott Hudson	26,315	(3)	78,948	(3)	14.03	10/11/2026	—		—		—	—
	—		41,254	(4)	18.90	3/31/2028	—		—		—	—
	—		—		—	—	22,936	(3)	420,188	(3)	—	—
	—		—		—	—	21,164	(4)	387,724	(4)	—	—
	—		—		—	—	—		—		18,518	339,250
Stephen J. Muscato	26,315	(3)	78,948	(3)	14.03	10/11/2026	—		—		—	—
	—		41,254	(4)	18.90	3/31/2028	—		—		—	—
	—		—		—	—	22,936	(3)	420,188	(3)	—	—
	—		—		—	—	21,164	(4)	387,724	(4)	—	—
	—		—		—	—	—		—		18,518	339,250

(1)	The amount listed in this column represents the product of the closing market price of Vistra Energy’s stock on December 29, 2017 of $18.32, multiplied by the number of shares of stock subject to the award.
(2)	The PSUs require performance goals to be attained over a three-year scheduled to end on March 31, 2021. The PSUs are payable, if performance criteria are met, in common stock. In the table above, the number and market value of the units that vest based on net income reflect target performance. The actual number of shares that will be distributed with relation to 2017 PSUs are not yet determinable.
(3)	Granted on October 11, 2016 and vests ratably on the first four anniversaries of October 3, 2016.
(4)	Granted on October 3, 2017 and vests ratably on the first three anniversaries of March 31, 2018.
(5)	Granted on December 5, 2016 and vests ratably on the first four anniversaries of October 3, 2016.

Option Exercises and Stock Vested – 2017

The following table sets forth information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting (2) ($)
Curtis A. Morgan	—	—	38,226	811,156
James A. Burke	—	—	30,581	648,929
J. William Holden	—	—	21,626	458,904
Scott A. Hudson	—	—	7,645	162,227
Stephen J. Muscato	—	—	7,645	162,227

(1)	The number of shares acquired on vesting are pre-tax and do not account for shares sold to pay taxes.
(2)	The value realized on vesting represents the sum of (i) the closing price of Vistra Energy Common Stock on October 3, 2017 ($18.90), the vesting date, of all shares of stock subject to RSUs that vested, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that vested.

Potential Payments upon Termination or Change in Control

The following tables and narrative below describe payments to each of the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of his or her termination, including if such termination is voluntary, for cause, as a result of death, as a result of disability, without cause or for good reason or in connection with a change in control of Vistra Energy.

Employment Arrangements with Contingent Payments

As of December 31, 2017, each of Messrs. Morgan, Burke and Holden had employment agreements with change in control and severance provisions. With respect to these employment agreements, a change in control is generally defined as (i) a transaction that results in the acquisition of 30% or more of Vistra Energy Common Stock, (ii) a change in the composition of the Vistra Energy Board such that members of the Vistra Energy Board during any consecutive 12-month period cease to constitute a majority of the Vistra Energy Board, (iii) the approval by the stockholders of Vistra Energy of a plan of complete dissolution or liquidation of Vistra Energy, or (iv) a transaction that results in a merger or sale of substantially all of Vistra Energy’s assets or capital stock to another person who is not an affiliate of Vistra Energy.

Each employment agreement includes customary non-compete and non-solicitation provisions that generally restrict the Named Executive Officer’s ability to compete with us or solicit Vistra Energy’s customers or employees for his or her own personal benefit during the term of the employment agreement and 24 months after the employment agreement expires or is terminated.

Executive Severance Plan and Executive Change in Control Policy

As of December 31, 2017, each of Messrs. Hudson and Muscato were participants in the Severance Plan and Change in Control Policy. With respect to the Change in Control Policy, a change in control is generally defined as (i) a transaction that results in the acquisition of 25% or more of Vistra Energy Common Stock, (ii) a change in the composition of the Vistra Energy Board such that the incumbent members of the Vistra Energy Board cease to constitute a majority of the Vistra Energy Board, (iii) the consummation of a plan of complete dissolution or liquidation of Vistra Energy, or (iv) a transaction that results in a merger or sale of substantially all of Vistra Energy’s assets or capital stock to another person who is not an affiliate of Vistra Energy.

The Severance Plan includes customary non-solicitation provisions that generally restrict the applicable Named Executive Officer’s ability to solicit any employee, consultant or contractor for his own personal benefit for a period of one year after a termination contemplated under the Severance Plan.

The following tables describe payments to which each Named Executive Officer is entitled under the employment agreement or Severance Plan and Change in Control Policy, as applicable, assuming termination of employment as of December 31, 2017.

1. Mr. Morgan

Potential Payments to Mr. Morgan upon Termination as of December 31, 2017 (per employment agreement in effect as of December 31, 2017)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With
Cash Severance	—	—	—		—		3,800,000		6,631,000
EAIP (1)	—	—	1,238,705		1,238,705		1,238,705		—
Unvested RSU Awards (2)	—	—	788,990		788,990		788,990		3,820,946
Unvested Stock Options (3)	—	—	564,474		564,474		564,474		1,693,425
Unvested PSU Awards	—	—	726,908	(4)	726,908	(4)	726,908	(4)	2,843,729	(5)
Health & Welfare:	—	—	—		—		—		—
- Medical/COBRA	—	—	—		—		40,042		40,042
- Dental/COBRA	—	—	—		—		2,334		2,334
- Vision/COBRA	—	—	—		—		0		0
Totals	0	0	3,319,076		3,319,076		7,161,452		15,031,476

(1)	Calculated as target award multiplied by Company performance.
(2)	The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.
(3)	The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) of all stock options that would vest upon the triggering event.
(4)	Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Morgan’s employment due to death or disability, by the Company without cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) for all PSUs for which the time-based condition has been deemed satisfied.
(5)	Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Morgan’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) multiplied by the target number of PSUs multiplied by Company performance.

Mr. Morgan has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Morgan’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and

b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Morgan’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a prorated annual bonus earned under the EAIP for the year of termination;

e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Morgan’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	a lump sum payment equal to two times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

e.	a prorated annual bonus earned under the EAIP for the year of termination;

f.	certain continuing health care benefits;

g.	subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

h.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Morgan’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

e.	a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) a percentage, determined based on the number of days of his employment in the fiscal year prior to his termination;

f.	certain continuing health care benefits; and

g.	accelerated vesting of all of his outstanding equity awards upon termination.

2. Mr. Burke

Potential Payments to Mr. Burke upon Termination as of December 31, 2017 (per employment agreement in effect as of December 31, 2017)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—		—		2,850,000		4,935,750
EAIP (1)	—	—	880,133		880,133		880,133		—
Unvested RSU Awards (2)	—	—	631,193		631,193		631,193		2,504,239
Unvested Stock Options (3)	—	—	451,579		451,579		451,579		1,354,737
Unvested PSU Awards	—	—	305,303	(4)	305,303	(4)	305,303	(4)	1,194,372	(5)
Health & Welfare:	—	—	—		—		—		—
- Medical/COBRA	—	—	—		—		40,042		40,042
- Dental/COBRA	—	—	—		—		2,334		2,334
- Vision/COBRA	—	—	—		—		0		0
Totals	0	0	2,268,207		2,268,207		5,160,583		10,031,475

(1)	Calculated as target award multiplied by Company performance.
(2)	The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.
(3)	The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) of all stock options that would vest upon the triggering event.
(4)	Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Burke’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) for all PSUs for which the time-based condition has been deemed satisfied.
(5)	Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Burke’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) multiplied by the target number of PSUs multiplied by Company performance.

Mr. Burke has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Burke’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and

b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Burke’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination.;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a prorated annual bonus earned under the EAIP for the year of termination;

e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Burke’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	a lump sum payment equal to two times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

e.	a prorated annual bonus earned under the EAIP for the year of termination;

f.	certain continuing health care benefits;

g.	subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

h.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Burke’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

e.	a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) the percentage of days in the fiscal year prior to his termination;

f.	certain continuing health care benefits; and

g.	accelerated vesting of all of his outstanding equity awards upon termination.

3. Mr. Holden

Potential Payments to Mr. Holden upon Termination as of December 31, 2017 (per employment agreement in effect as of December 31, 2017)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—		—		2,242,000		3,882,790
EAIP (1)	—	—	692,371		692,371		692,371		—
Unvested RSU Awards (2)	—	—	446,366		446,366		446,366		1,702,589
Unvested Stock Options (3)	—	—	435,671		435,671		435,671		1,307,012
Unvested PSU Awards	—	—	181,722	(4)	181,722	(4)	181,722	(4)	710,915	(5)
Health & Welfare:	—	—	—		—		—		—
- Medical/COBRA	—	—	—		—		40,042		40,042
- Dental/COBRA	—	—	—		—		2,334		2,334
- Vision/COBRA	—	—	—		—		0		0
Totals	0	0	1,756,130		1,756,130		4,040,506		7,645,682

(1)	Calculated as target award multiplied by Company performance.
(2)	The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.
(3)	The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) of all stock options that would vest upon the triggering event.
(4)	Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Holden’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) for all PSUs for which the time-based condition has been deemed satisfied.
(5)	Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Holden’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) multiplied by the target number of PSUs multiplied by Company performance.

Mr. Holden has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Holden’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and

b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Holden’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a prorated annual bonus earned under the EAIP for the year of termination;

e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Holden’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	a lump sum payment equal to two times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

e.	a prorated annual bonus earned under the EAIP for the year of termination;

f.	certain continuing health care benefits;

g.	subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

h.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Holden’s termination without cause or resignation for good reason within 18 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a lump sum payment equal to 2.99 times the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

e.	a lump sum payment equal to the product of (i) his annual bonus target under the EAIP and (ii) the percentage of days in the fiscal year prior to his termination;

f.	certain continuing health care benefits; and

g.	accelerated vesting of all of his outstanding equity awards upon termination.

4. Mr. Hudson

Potential Payments to Mr. Hudson upon Termination as of December 31, 2017 (per the Executive Severance Plan and Executive Change in Control Policy in effect as of December 31, 2017)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—		—		875,000		875,000
EAIP (1)	—	—	488,963		488,963		—		—
Unvested RSU Awards (2)	—	—	157,797		157,797		157,797		861,125
Unvested Stock Options (3)	—	—	112,895		112,895		112,895		338,684
Unvested PSU Awards	—	—	113,072	(4)	113,072	(4)	113,072	(4)	442,348	(5)
Health & Welfare:	—	—	—		—		—		—
- Medical/COBRA	—	—	—		—		20,021		20,021
- Dental/COBRA	—	—	—		—		1,167		1,167
- Vision/COBRA	—	—	—		—		0		0
Totals	0	0	872,727		872,727		1,279,952		2,538,345

(1)	Calculated as target award multiplied by Company performance.
(2)	The value of unvested RSU awards represents the sum of (i) (A) the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32), multiplied by (B) all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.
(3)	The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) of all stock options that would vest upon the triggering event.
(4)	Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Hudson’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) for all PSUs for which the time-based condition has been deemed satisfied.
(5)	Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Hudson’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) multiplied by the target number of PSUs multiplied by Company performance.

Mr. Hudson is a participant under the Executive Severance Plan and Executive Change in Control Policy that provide for certain payments and benefits upon the termination of his employment under the following circumstances:

1.	In the event of Mr. Hudson’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and

b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Hudson’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a prorated annual bonus earned under the EAIP for the year of termination;

e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Hudson’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	a lump sum payment equal to the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP, prorated for the portion of the year prior to such termination;

d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

e.	certain continuing health care benefits;

f.	subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had she remained employed; and

g.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Hudson’s termination without cause or resignation for good reason within 24 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a lump sum payment equal to the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

e.	certain continuing health care benefits; and

f.	accelerated vesting of all of his outstanding equity awards upon termination.

5. Mr. Muscato

Potential Payments to Mr. Muscato upon Termination as of December 31, 2017 (per the Executive Severance Plan and Executive Change in Control Policy in effect as of December 31, 2017)

Benefit	Voluntary ($)	For Cause ($)	Death ($)		Disability ($)		Without Cause Or For Good Reason ($)		Without Cause Or For Good Reason In Connection With Change in Control ($)
Cash Severance	—	—	—		—		875,000		875,000
EAIP (1)	—	—	488,963		488,963		—		—
Unvested RSU Awards (2)	—	—	157,797		157,797		157,797		861,125
Unvested Stock Options (3)	—	—	112,895		112,895		112,895		338,684
Unvested PSU Awards	—	—	113,072	(4)	113,072	(4)	113,072	(4)	442,348	(5)
Health & Welfare:	—	—	—		—		—		—
- Medical/COBRA	—	—	—		—		20,021		20,021
- Dental/COBRA	—	—	—		—		1,167		1,167
- Vision/COBRA	—	—	—		—		0		0
Totals	0	0	872,727		872,727		1,279,952		2,538,345

(1)	Calculated as target award multiplied by Company performance.
(2)	The value of unvested RSU awards represents the sum of (i) the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) of all shares of stock subject to RSUs that would vest upon the triggering event, and (ii) the value of the 2016 Special Dividend ($2.32 per share) attributable to all shares of stock subject to RSUs that would vest upon the triggering event and were granted at the time of the 2016 Special Dividend.
(3)	The value of unvested stock options represents the difference in the exercise price and the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) of all stock options that would vest upon the triggering event.
(4)	Both the time-based condition and the performance-based condition must be satisfied for the PSUs to vest. Upon a termination of Mr. Muscato’s employment due to death or disability, by the Company for cause or by him for good reason, the time-based condition is deemed satisfied as to 33.33% of his outstanding PSUs. Satisfaction of the performance-based condition does not occur until the Compensation Committee has certified financial results for fiscal years 2018, 2019 and 2020; therefore, these numbers are being reported based on the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) for all PSUs for which the time-based condition has been deemed satisfied.
(5)	Upon change in control of Vistra Energy, both the time-based and performance-based conditions are deemed satisfied as to all of Mr. Muscato’s outstanding PSUs on the date of the change in control of Vistra Energy; therefore, this amount is calculated as the closing price of a share of Vistra Energy Common Stock on December 29, 2017 ($18.32) multiplied by the target number of PSUs multiplied by Company performance.

Mr. Muscato is a participant under the Executive Severance Plan and Executive Change in Control Policy that provide for certain payments and benefits upon the termination of his employment under the following circumstances:

1.	In the event of Mr. Muscato’s voluntary resignation without good reason or termination for cause:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination; and

b.	unreimbursed business expenses incurred through the date of termination.

2.	In the event of Mr. Muscato’s death or disability:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a prorated annual bonus earned under the EAIP for the year of termination;

e.	accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had he remained employed; and

f.	accelerated vesting of 33.33% of his outstanding PSUs.

3.	In the event of Mr. Muscato’s termination without cause or resignation for good reason:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	a lump sum payment equal to the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP, prorated for the portion of the year prior to such termination;

d.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

e.	certain continuing health care benefits;

f.	subject to delivery of a release agreement, accelerated vesting of the portion of his outstanding RSUs and stock option awards that would have vested in the 12 months following termination had she remained employed; and

g.	accelerated vesting of 33.33% of his outstanding PSUs.

4.	In the event of Mr. Muscato’s termination without cause or resignation for good reason within 24 months following a change in control of Vistra Energy:

a.	accrued but unpaid base salary and accrued but unused vacation, in each case, earned through the date of termination;

b.	unreimbursed business expenses incurred through the date of termination;

c.	accrued but unpaid annual bonus earned under the EAIP for the previously completed year;

d.	a lump sum payment equal to the sum of his (i) annualized base salary and (ii) annual bonus target under the EAIP;

e.	certain continuing health care benefits; and

f.	accelerated vesting of all of his outstanding equity awards upon termination.

Director Compensation

The table below sets forth information regarding the aggregate compensation earned by or paid to the members of the Vistra Energy Board during the year ended December 31, 2017. Several board members joined the Vistra Energy Board during 2017 and their fees listed below were prorated from the date of their election to the Vistra Energy Board. Vistra Energy reimburses directors for reasonable expenses incurred in connection with their services as directors.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)		Total ($)
Gavin R. Baiera (1)(2)(4)	170,000	100,000	(6)	270,000
Jennifer Box (1)(2)(3)	195,000	—		195,000
Brian K. Ferraioli (1)(2)	72,349	100,000	(7)	172,349
Scott B. Helm (1)(2)	57,079	150,000	(8)	207,079
Jeff D. Hunter (1)(2)	147,500	100,000	(9)	247,500
Michael S. Liebelson (1)(2)(5)	290,000	—		290,000
Cyrus Madon (1)(2)(3)	195,000	—		195,000
Geoffrey D. Strong (1)(2)(3)	195,000	—		195,000

(1)	Members of the Vistra Energy Board who are not officers of Vistra Energy and not Chair of the Vistra Energy Board or Chair of the Audit Committee receive an annual board retainer of $80,000 and an annual committee retainer of $15,000. The Chair of the Vistra Energy Board receives an annual board retainer of $150,000. The Chair of the Audit Committee receives an annual board retainer of $90,000 and an annual committee retainer of $25,000.
(2)	Members of the Vistra Energy Board who are not officers of Vistra Energy receive an annual equity award in the amount of $100,000. The Chair of the Vistra Energy Board receives an annual equity award in the amount of $150,000. Certain members of the Vistra Energy Board elected to be paid in cash in lieu of receiving their equity awards.
(3)	Fees were directly paid to entities affiliated with the employer of such director for firm use and not redirected to individual directors.
(4)	$113,750 of fees were directly paid to Angelo, Gordon & Co. for firm use and not redirected to Mr. Baiera. The remainder of the fees were paid directly to Mr. Baiera after his departure from Angelo, Gordon & Co.
(5)	Michael S. Liebelson resigned from the Vistra Energy Board effective February 1, 2017, and in consideration of a General Release Agreement between Vistra Energy and Mr. Liebelson, he received a lump sum payment of $266,250 that was paid in February 2017. In addition, the RSUs held by Mr. Liebelson were fully vested in connection with his resignation.
(6)	5,291 RSUs, based on a grant date fair value computed in accordance with ASC 718. All such units remained outstanding as of December 31, 2017.
(7)	6,357 RSUs, based on a grant date fair value computed in accordance with ASC 718. All such units remained outstanding as of December 31, 2017.
(8)	8,702 RSUs, based on a grant date fair value computed in accordance with ASC 718. All such units remained outstanding as of December 31, 2017.
(9)	5,265 RSUs, based on a grant date fair value computed in accordance with ASC 718. All such units remained outstanding as of December 31, 2017.